UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2018 (August 21, 2018)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Blvd, Suite 400, Stamford, Connecticut	6901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 21, 2018 Aircastle Limited (NYSE: AYR) announced that, effective August 20, 2018, it had appointed Jim Connelly as Chief Accounting Officer as described in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. Mr. Connelly, who is 45, has been Aircastle’s Controller since January 2013. He joined Aircastle in May 2007 as Assistant Controller, Operational Accounting. Prior to joining Aircastle, Mr. Connelly was with Lehman Brothers as Controller beginning in January 2001. Mr. Connelly received a B.S. in Accounting from Syracuse University.

Effective August 20, 2018 Jay Maronilla is stepping down as Chief Accounting Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 Press Release dated August 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)
/s/ Aaron Dahlke
Aaron Dahlke

Date: August 21, 2018

EXHIBIT INDEX

Exhibit Number     Exhibit

99.1Press Release dated August 21, 2018

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